AMENDMENT TO CERTIFICATE
                             OF INCORPORATION OF
                            DAKOTA IMAGING, INC.



  1.   The  name  of  the  corporation  as  reflected  in  the  Articles   of
       Incorporation on file with the Secretary of State

                            Dakota Imaging, Inc.

  2.   Federal ID#

                                 45-0420093

  4.   Complete mailing address of the principal place of business:

       4483 West Reno Avenue
       Las Vegas, NV 89118

  6. The following amendment has been adopted pursuant to the provisions of the North Dakota Business Corporation Act, North Dakota Century Code, Chapter
       10-19-1:

          I, the undersigned, Richard Hannigan, do hereby certify:

          That the Board of Directors of Dakota Imaging, Inc. ("the Company"), at a meeting duly convened and held on the 8th day of February, adopted a resolution to amend the original articles as follows:

          A. Paragraph 1 shall be deleted in its entirety and the following inserted in lieu thereof:

       1. The Name of the corporation as reflected in the Articles of Incorporation on file with the Secretary of State.

                  VOYAGER ENTERTAINMENT INTERNATIONAL, INC.

          B.   The following shall be added as Article 6.

     Pursuant to Section 10-19.1-75 of the North Dakota Business Corporation Act, any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. All such consents shall be filed with the secretary of the

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     corporation  and  shall  be maintained in the  corporate  records.   Any
     stockholder giving a written consent, or the stockholder's proxy holders, or a transferee of the shares of a personal representative of the stockholder of their respective proxy holders, may revoke the consent by a writing received by the secretary of the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the secretary.

     A notice of action to be taken by majority stockholder consent shall be sent or otherwise given in a manner in accordance with Section 5 of
     Article II of the Bylaws, not less than twenty (20) calendar days prior to the earliest date on which the corporate action may be taken. The notice shall specify: (i) the general nature of the corporate action(s) to be taken; (ii) the date on which the majority stockholder consent was given; (iii) the effects of the action(s) on the corporation and/or its stockholders; and (iv) any conflicts of interest that are present with regards to the action(s) to be taken between the corporation's officers, directors and/or their affiliates. A Shareholder who does not sign or consent to the written action has no liability for the action or actions taken by the written actions.

  7.   The Amendment shall be effective upon Shareholder consent.

  8. The amendment was adopted on April 2, 2002 at a meeting of shareholders where a quorum was present and 74 % of the issued and outstanding shares voted in favor of the amendment either in person or by proxy.

  9.   The shares of the Corporation are unaffected by the amendment.

  10. The undersigned, a person authorized by the corporation to sign the 83: amendment, has read the foregoing Articles of Amendment, knows the contents thereof, and believes the statements made thereon to be true.


       DATED: April 2, 2002

                                     /s/ Richard Hannigan
                                     ______________________________
                                     RICHARD HANNIGAN
                                     President


    11.   Name of person to contact about this amendment:   Debbie Amigone
     E-Mail Address           securities@securitieslawinstitute.com
     Daytime Telephone No.:                  (702) 866-5800